Exhibit 4.22 - Collateral Assignment and Security Agreement Dated July 24, 2001


                  COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

         THIS COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of July 24, 2001, by CASTING TECHNOLOGY COMPANY, an Indiana general partership ("Pledgor"), in favor of KEYBANK NATIONAL ASSOCIATION, as collateral agent (together with its successors and assigns, the "Collateral Agent"), for the benefit of the Lenders, as hereinafter defined.

         1.       RECITALS.

         AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (together with its successors and assigns "Borrower"), the financial institutions listed on
Schedule 1 to the Credit Agreement, as hereinafter defined (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks under the Credit Agreement ("Agent"), are parties to the Credit Agreement pursuant to which the Banks will, among other things, grant to Borrower, for the benefit of Borrower, Pledgor and each subsidiary of Borrower, the Loans and Letters of Credit, as defined in the Credit Agreement.

         Each of the Noteholders, as hereinafter defined, has purchased certain notes from Borrower, for the benefit of Borrower and each subsidiary of Borrower, including Pledgor, in accordance with the Note Agreements, as hereinafter defined.

         Each of the Line of Credit Lenders, as hereinafter defined, has made and will continue to make certain advances and other extensions of credit to Borrower, for the benefit of Borrower and each subsidiary of Borrower, including Pledgor, in accordance with the Line of Credit Documents, as hereinafter defined.

         Borrower has requested that the Credit Agreement be amended to revise certain covenants and other provisions applicable to the Companies, as defined in the Credit Agreement.

         Pledgor, a subsidiary of Borrower, whose financing is provided by the financial accommodations provided by the Lenders, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower continue to obtain such financial accommodations.

         Pledgor understands that Agent, the Banks and the other Lenders are willing to continue to grant or otherwise continue to make available financial accommodations to Borrower, only upon certain terms and conditions, one of which is that Pledgor grant to Collateral Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation, granted to Borrower by any Lender and for other valuable considerations.

     2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Administrative Expenses" shall mean (a) any and all reasonable costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Collateral Agent in any attempt by Collateral Agent to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement, any other Collateral Document or any other Lending Party Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments, and audits of Pledgor or any such Collateral; (b) to the extent not included in subpart (a) hereof, any amounts payable to Collateral Agent pursuant to Section 9A.9 of the Credit Agreement; and (c) all costs liabilities and expenses incidental or related to (a) or (b) hereof, including, without limitation, interest thereupon
(i) prior to the occurrence of a Default Event, after ten (10) days after demand therefor until paid, at the Default Rate, as defined in the Credit Agreement, and (ii) after the occurrence of a Default Event, from the date incurred, imposed or asserted until paid, at the Default Rate.

         "Assignment" shall mean an Assignment in the form of Exhibit A attached hereto.

         "Bank Obligations" shall mean, collectively, (a) the Debt (as defined in the Credit Agreement), and (b) all other Indebtedness or other obligations incurred by any Company to Agent and the Banks pursuant to the Credit Agreement or any other Loan Document, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Collateral" shall mean, collectively, all of Pledgor's existing and future (a) patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications and copyright registrations, whether federal or state, including, but not limited to, those listed on
Schedule 1 hereto (as such Schedule 1 may from time to time be amended, supplemented or otherwise modified); (b) common law trademark rights, copyrights, improvements and inventions; (c) renewals, proceeds on infringement suits, and rights to sue for past, present and future infringements relating to any of the foregoing; (d) goodwill associated with any of the foregoing; and (e) proceeds of any of the foregoing.

         "Credit Agreement" shall mean the Credit Agreement executed by and among Borrower, Agent and the Banks and dated as of the 14th day of August, 1997, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Default Event " shall mean a Default Event as defined in the Credit Agreement.

         "Hedge Agreement" shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks, or any of their respective affiliates, in connection with the Debt.

         "Lender" shall mean any Bank, Noteholder or Line of Credit Lender.

         "Lending Party Documents" shall mean, collectively, the Loan Documents, as defined in the Credit Agreement, the Note Agreements and the Line of Credit Documents.

         "Line of Credit Documents" shall mean the promissory notes and other agreements evidencing or relating to the Line of Credit Obligations.

         "Line of Credit Lender" shall mean (a) each of the financial institutions set forth on Schedule 4 to the Credit Agreement so long as such financial institution (i) is a Bank under this Agreement and (ii) has established an unsecured, discretionary line of credit for Borrower and its Subsidiaries, or (b) is a financial institution that has entered into a Hedge Agreement with Borrower so long as such financial institution is a Bank under this Agreement; provided that, if any such financial institution ceases to be a Bank under the Credit Agreement, then the Line of Credit Obligations owing to such financial institution shall no longer be secured by the Collateral.

         "Line of Credit Obligations" shall mean all Indebtedness or other obligations incurred by Borrower to the Line of Credit Lenders, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising; provided, however, that the principal amount owing to any Line of Credit Lender shall not exceed the amount set forth opposite such Line of Credit Lender's name on Schedule 4 to the Credit Agreement.

         "Note Agreement" shall mean any of (a) the Note Agreement dated as of November 1, 1995, as amended, executed by Borrower in favor of Principal Mutual Life Insurance Company, as Purchaser, with respect to $25,000,000 7.09% Senior Notes Due November 7, 2005, and (b) the Note Agreement dated as of November 1, 1995, as amended, executed by Borrower in favor of Northwestern Mutual Life Insurance Company, as Purchaser, with respect to $25,000,000 7.09% Senior Notes Due November 7, 2005.

         "Noteholder" shall mean Northwestern Mutual Life Insurance Company, and its successors and assigns, or Principal Mutual Life Insurance Company, and its successors and assigns.

         "Noteholders"  shall  mean,  collectively,   Northwestern  Mutual  Life
Insurance Company and Principal Mutual Life Insurance Company, and their respective successors and assigns.

         "Noteholder   Obligations"   shall  mean  all   Indebtedness  or  other
obligations  incurred  by  Borrower  to the  Noteholders  pursuant  to the  Note
Agreements, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Obligations" shall mean, collectively, (a) the Bank Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) all Administrative Expenses and all other indebtedness or other obligations now owing or hereafter incurred by Borrower or any other Company to Collateral Agent pursuant to this Agreement or any of the Collateral Documents.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "USPTO" shall mean the United States Patent and Trademark Office in Washington D.C.

Except as specifically defined herein, all capitalized terms used herein that are defined in the Credit Agreement shall have the meanings ascribed to them in the Credit Agreement. Unless otherwise defined in this Section 2, terms that are defined in Chapter 1309 of the Ohio Revised Code, as in effect from time to time, are used herein as so defined.

         3. GRANT OF ASSIGNMENT AND SECURITY INTEREST. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that Collateral Agent, for the benefit of the Lenders, shall at all times have, and hereby grants to Collateral Agent, for the benefit of the Lenders, a security interest in and assignment of all of the Collateral, including (without limitation) all of Pledgor's future Collateral, irrespective of any lack of knowledge by Collateral Agent or the Lenders of the creation or acquisition thereof.

     4.  WARRANTIES  AND  REPRESENTATIONS.  Except  as  otherwise  described  on
Schedule 4 hereof, Pledgor represents and warrants to Collateral Agent and the Lenders that each of the following statements is true and complete:

         (a) Pledgor owns the Collateral and, whether the same are registered or unregistered, no such Collateral has been adjudged invalid or unenforceable.

     (b) The Collateral set forth in subpart (a) of the "Collateral" definition of this Agreement is valid and enforceable.

     (c) Pledgor has no knowledge of any claim that the use of any of the Collateral does or may violate the rights of any third person.

         (d) Except for the liens granted in this Agreement, Pledgor is the sole owner of the right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Pledgor not to sue third persons.

         (e) Pledgor has full power, authority and legal right to pledge the Collateral and enter into this Agreement and perform its terms.

         (f) Pledgor has used, and will continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the Collateral, except where the failure to do so will not have a material adverse effect.

         5. RIGHT TO USE. Unless and until there shall have occurred a Default Event, Collateral Agent, on behalf of the Lenders, to the extent permitted by law, hereby grants to Pledgor the exclusive, royalty-free, world-wide, nontransferable right and license to use the Collateral on and in connection with products manufactured, distributed, or both by or in connection with products sold by Pledgor, for Pledgor's sole benefit and account and for none other. Pledgor shall not enter into any agreement that is inconsistent with Pledgor's obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any sublicense under, other than in the ordinary course of business, the license granted to Pledgor hereunder, without Collateral Agent's prior written consent. Absent such prior written consent, any such attempted sale or license is null and void.

         6. RIGHT TO INSPECT. Pledgor hereby grants to Collateral Agent, for the benefit of the Lenders, and its employees and agents the right, during regular business hours, to visit Pledgor's plants and facilities or the plants and facilities of any subcontractors (to the extent that Pledgor has the right to grant such right) which manufacture, inspect, sell or store products sold under any of the Collateral, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours, at Pledgor's expense.

     7. STANDARD PATENT AND TRADEMARK USE. Pledgor shall not use the Collateral in any manner that would jeopardize the validity or legal status thereof. Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C.ss.287. Pledgor shall further conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols(R),(TM), and SM where appropriate.

         8.       DEFAULT.

         (a) Pledgor expressly acknowledges that Collateral Agent, on behalf of the Banks, shall record this Agreement with the USPTO. Contemporaneously herewith, Pledgor shall execute and deliver to Collateral Agent the Assignment, which Assignment shall have no force and effect and shall be held by Collateral Agent in escrow until the occurrence of a Default Event; provided, that, anything herein to the contrary notwithstanding, the security interest and collateral assignment granted herein shall be effective as of the date of this Agreement. After the occurrence of a Default Event, the Assignment shall immediately take effect upon certification of such fact by an authorized officer of Collateral Agent in the form reflected on the fact of the Assignment and Collateral Agent may, in its sole discretion, record the Assignment with USPTO.

         (b) If any Default Event shall have occurred, Pledgor irrevocably authorizes and empowers Collateral Agent, acting at the direction of the Majority Banks, to terminate Pledgor's use of the Collateral and to exercise such rights and remedies as allowed by law. Without limiting the generality of the foregoing, Collateral Agent may immediately sell at public or private sale, in a commercially reasonable manner, or otherwise realize upon all or, from time to time, any of the Collateral together with the associated goodwill, or any interest which Pledgor may have therein, and, after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for attorneys' and brokers' fees and other legal services), Collateral Agent shall apply the residue of such proceeds against payment of the Obligations for the benefit of the Lenders in accordance with the terms and conditions of the Credit Agreement. Notice of any sale or other disposition of the Collateral shall be given to Pledgor at least five (5) business days before the time of any intended public or private sale or other disposition of the Collateral is to be made, which Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Collateral Agent or any Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

         9. TERMINATION. At such time as the Obligations have been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Agent and the Banks, this Agreement shall terminate and Collateral Agent shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release Collateral Agent's security interest in and assignment of the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof which may have been made by Collateral Agent, for the benefit of the Lenders, pursuant hereto.

         10. MAINTAINING COLLATERAL, ATTORNEYS' FEES, COSTS AND EXPENSES. Pledgor shall have the obligation and duty to perform all acts necessary to maintain or preserve the Collateral, provided that Pledgor shall not be obligated to maintain any Collateral in the event Pledgor determines, in the reasonable business judgment of Pledgor, that the maintenance of such Collateral is no longer necessary in Pledgor's business. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including, without limitation, the attorneys' fees and legal expenses incurred by Collateral Agent and the Lenders in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor, upon demand by Collateral Agent, and, until so paid, shall be added to the principal amount of the Obligations.

         11. PLEDGOR'S OBLIGATIONS TO PROSECUTE. Except as otherwise agreed to by Collateral Agent in writing and subject to Section 10 hereof, Pledgor shall have the duty to prosecute diligently any patent application or trademark application pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Collateral in all material respects, including, but not limited to, payment of any maintenance fees. Any expenses incurred in connection with the Collateral shall be borne by Pledgor. Pledgor shall not abandon any Collateral without the prior written consent of Collateral Agent, unless such abandonment will not have a material adverse effect on Pledgor or such abandonment is in connection with the abandonment of a product or product line.

         12. COLLATERAL AGENT'S RIGHTS TO ENFORCE. Pledgor shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the Collateral. Collateral Agent and the Lenders shall have the right, but shall have no obligation, to join in any such action. Pledgor shall promptly, upon demand, reimburse and indemnify Collateral Agent and the Lenders for all damages, costs and expenses, including attorneys' fees incurred by Collateral Agent and the Lenders in connection with the provisions of this Section 12, in the event Collateral Agent and the Lenders elect to join in any such action commenced by Pledgor.

         13. POWER OF ATTORNEY. Pledgor hereby authorizes and empowers Collateral Agent, acting on behalf of the Lenders, to make, constitute and appoint any officer or agent of Collateral Agent as Collateral Agent may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse, after the occurrence of a Default Event, Pledgor's name on all applications, documents, papers and instruments necessary for Collateral Agent, on behalf of the Lenders, to use the Collateral, or to grant or issue any exclusive or nonexclusive license under the Collateral to any third party, or necessary for Collateral Agent, on behalf of the Lenders, to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral, together with associated goodwill to a third party or parties. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

         14. COLLATERAL AGENT'S RIGHT TO PERFORM OBLIGATIONS. If Pledgor fails to comply with any of its obligations under this Agreement, Collateral Agent, acting on behalf of the Lenders, may, but is not obligated to, do so in Pledgor's name or in Collateral Agent's name, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Collateral Agent on demand in full for all expenses, including reasonable attorneys' fees, incurred by Collateral Agent in protecting, defending and maintaining the Collateral.

         15. ADDITIONAL DOCUMENTS. Pledgor shall, upon written request of Collateral Agent, enter into such additional documents or instruments as may be required by Collateral Agent in order to effectuate, evidence or perfect the interests of Collateral Agent and the Lenders in the Collateral as evidenced by this Agreement.

         16. NEW COLLATERAL. If, before the Obligations shall have been satisfied in full, Pledgor shall obtain rights to any new Collateral, the provisions of Section 1 shall automatically apply thereto as if the same were identified on Schedule 1 as of the date hereof and Pledgor shall give Collateral Agent prompt written notice thereof.

         17. MODIFICATION FOR NEW COLLATERAL. Pledgor hereby authorizes Collateral Agent to modify this Agreement by amending Schedule 1 to include any future Collateral as contemplated by Sections 1 and 16 hereof and, at Collateral Agent's request, Pledgor shall execute any documents or instruments required by Collateral Agent in order to modify this Agreement as provided in this Section 17, provided that any such modification to Schedule 1 shall be effective without the signature of Pledgor.

         18. NO WAIVER. No course of dealing between Pledgor and Collateral Agent and the Lenders, nor any failure to exercise, nor any delay in exercising, on the part of Collateral Agent or the Lenders, any right, power or privilege hereunder, under any of the Lending Party Documents, or any other document executed in connection with any of the foregoing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     19. REMEDIES CUMULATIVE. All of the rights and remedies of Collateral Agent and the Lenders with respect to the Collateral, whether established hereby or by any other Lending Party Document, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

         20. SEVERABILITY. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         21. MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by the parties hereto, except as provided in Section 17 above. In the event that any provision herein is deemed to be inconsistent with any provision of any other Lending Party Documents (other than the Credit Agreement) relating to the Collateral, the provisions of this Agreement shall control.

         22. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, except that Pledgor may not assign any of its rights or duties hereunder without the prior written consent of Collateral Agent. Any attempted assignment or transfer without the prior written consent of Collateral Agent shall be null and void.

         23. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Collateral Agent, mailed or delivered to it, addressed to it at the address specified below, or if to any Lender, mailed or delivered to it, addressed to the address of such Lender specified in the appropriate Lending Party Documents. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Pledgor to Collateral Agent or any Lender pursuant to any of the provisions hereof shall not be effective until received by Collateral Agent or such Lender. All notices to Collateral Agent shall be sent to: KeyBank National Association, as collateral agent, 127 Public Square, Cleveland, Ohio 44114, Attention: Large Corporate Banking (or such other address as Collateral Agent shall specify in writing).

         24. GOVERNING LAW/JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Ohio, without regard to principles of conflicts of law. Pledgor hereby consents to the personal jurisdiction of the state and federal courts of the State of Ohio in connection with any controversy related to this Agreement, waives any argument that venue in such forums is not convenient and agrees that any litigation initiated by Pledgor against Collateral Agent or any Lender shall be venued in the State or Federal District Courts of Ohio.

         25. MAXIMUM LIABILITY OF PLEDGOR. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower) would not render the rights to payment of Agent and the Banks hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

                  [Remainder of page intentionally left blank.]

         26. JURY TRIAL WAIVER. PLEDGOR, COLLATERAL AGENT, AGENT AND THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGOR, COLLATERAL AGENT, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.


                                          CASTING TECHNOLOGY COMPANY

Address: 9887 Washington Village Drive    By: Amcast Casting Technologies, Inc.,
         Dayton, Ohio 45459                     General Partner
         Attention:  Michael Higgins
                                                By:   /s/ Michael Higgins
                                                Name:     Michael Higgins
                                                Title:    Treasurer



Acknowledged and consented to by:

KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent


By:   /s/ Dale A. Clayton

Name:     Dale A. Clayton

Title:    Vice President

                                   SCHEDULE 1

                                    EXHIBIT A

                               FORM OF ASSIGNMENT

THIS DOCUMENT SHALL BE HELD BY COLLATERAL AGENT, FOR THE BENEFIT OF THE BANKS, IN ESCROW PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (THE "AGREEMENT"), DATED AS OF JULY , 2001, EXECUTED BY CASTING TECHNOLOGY COMPANY, AN INDIANA GENERAL PARTNERSHIP ("PLEDGOR"), IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT FOR THE BANKS, AS DEFINED IN THE AGREEMENT (TOGETHER WITH ITS SUCCESSORS AND
ASSIGNS, "COLLATERAL AGENT"). BY SIGNING IN THE SPACE PROVIDED BELOW, THE UNDERSIGNED OFFICER OF COLLATERAL AGENT CERTIFIES THAT AN EVENT OF DEFAULT, AS DEFINED IN THE AGREEMENT, HAS OCCURRED AND THAT COLLATERAL AGENT HAS ELECTED TO TAKE POSSESSION OF THE COLLATERAL, AS DEFINED BELOW, AND TO RECORD THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE. UPON RECORDING OF THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE, THIS LEGEND SHALL CEASE TO HAVE ANY FORCE OR EFFECT.

                                                  KEYBANK NATIONAL ASSOCIATION,
                                                  as Collateral Agent


                                                  By:


                                                  Title:


                                                  Date:


                                   ASSIGNMENT

         WHEREAS, CASTING TECHNOLOGY COMPANY, an Indiana general partnership ("Pledgor"), is the owner of the Collateral, as hereinafter defined;

         WHEREAS, Pledgor has executed a Collateral Assignment and Security Agreement, dated as of July , 2001 (as the same may from time to time be amended, restated or otherwise modified, the "Agreement"), in favor of KEYBANK NATIONAL ASSOCIATION, as collateral agent for the Banks, as defined in the Agreement (together with its successors and assigns, "Collateral Agent"), pursuant to which Pledgor has granted to Collateral Agent, for the benefit of the Banks, a security interest in and collateral assignment of the Collateral as security for the Obligations, as defined in the Agreement;

         WHEREAS, the Agreement provides that the security interest in and collateral assignment of the Collateral is effective as of the date of the Agreement;

         WHEREAS, the Agreement provides that this Assignment shall become effective upon the occurrence of a Default Event, as defined in the Agreement, and Collateral Agent's election to take actual title to the Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Pledgor, its successors and assigns, subject to the limitations stated in the paragraph immediately following, does hereby transfer, assign and set over unto Collateral Agent, for the benefit of the Banks, and their respective successors, transferees and assigns, all of its existing and future (a) patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications and copyright registrations, whether federal or state;
(b) common law trademark rights, copyrights, improvements and inventions; (c) renewals, proceeds on infringement suits, and rights to sue for past, present and future infringements relating to any of the foregoing; (d) goodwill associated with any of the foregoing; and (e) proceeds of any of the foregoing (collectively, the "Collateral"), including, but not limited to, the Collateral listed on Schedule 1 hereto that is registered in the United States Patent and Trademark Office in Washington D.C. or that is the subject of pending applications in the United States Patent and Trademark Office.

         This Assignment shall be effective only upon certification of an authorized officer of Collateral Agent, as provided above, that (a) a Default Event, as defined in the Agreement, has occurred, and (b) Collateral Agent, on behalf of the Banks, has elected to take actual title to the Collateral.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer on July 24th, 2001.

                                        CASTING TECHNOLOGY COMPANY

                                        By:  Amcast Casting Technologies, Inc.,
                                                  General Partner

                                             By:   /s/ Michael G. Higgins
                                        Name:     Michael G. Higgins

                                             Title:    Treasurer

                                   SCHEDULE 1
                                       TO
                                   ASSIGNMENT